EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated May 23, 2003, relating to the consolidated financial statements and the financial statement schedule of CPAC, Inc. and Subsidiaries, which appears in CPAC, Inc. and Subsidiaries' Annual Report on Form 10-K for the year ended March 31, 2003.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Rochester, New York

November 17, 2003

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